UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

FIRST NATIONAL ENERGY CORPORATION

Nevada	001-37696	66-0349372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

44 Greystone Crescent, Georgetown, Ontario Canada	L7G 1G9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(416) 918-6987

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “Company,” “our company,” “us,” “FNEC,” “First National,” “we” and “our” refer to First National Energy Corporation unless the context requires otherwise

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties. Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.01

ITEM 2.01 – ACQUISITION OR DISPOSITION OF ASSETS.

On February 3, 2016, the Company entered into a Memorandum of Understanding with Serge Bolotov and affiliates. Serge Bolotov designed, patented, developed, and manufactured the VAWT/VRTB/Bolotov Rotor wind turbine and agreed to transfer all technical and intellectual related property related to the VAWT/VRTB/Bolotov Rotor wind turbine to First National. In addition, Serge Bolotov agreed to assign all patents, designs, drawings, blueprints, plans, images, promotional material, websites, and anything else that could be useful in marketing and distributing the VRTB technology (collectively, the “Assets”).

As compensation for the Assets, Serge Bolotov will be paid ten percent (10%) of the Company profits arising from the Assets and realized by First National, provided that Serge Bolotov continues to consult with the Company. In addition, Serge Bolotov will receive a signing bonus of One Million Dollars ($1,000,000) solely derived from Eleven percent (11%) of the initial profits realized by the Company from the Assets. Further, Serge Bolotov will be appointed as a member of the Board of Directors and will be issued One Hundred Thousand shares of Company common stock upon such appointment. Subsequently, Serge Bolotov will consult with the Company and, upon the Company receiving sufficient funding, Serge Bolotov will receive a consulting fee of Eight Thousand Dollars ($8,000 Canadian) monthly as well research and development facility with support staff.

On February 5, 2016, pursuant to the terms and conditions of the Memorandum of Understanding, the Company and Serge Bolotov agreed to accept the Memorandum of Understanding as binding and the Board of Directors of the Company ratified the Memorandum of Understanding as binding on February 9, 2016.

The foregoing description of the Memorandum of Understanding is a summary and is qualified in its entirety by reference to such document, which was filed as Exhibit 2.1 to the Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Following the affirmation by the Board of Directors on February 9, 2016, the financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b) Pro Forma financial information

Following the affirmation by the Board of Directors on February 9, 2016, the pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(d) Exhibit Number	Description

2.1	Memorandum of Understanding between First National Energy Corporation and Serge Bolotov, dated February 3, 2016, accepted as binding February 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL ENERGY CORPORATION

	By:	/s/ Gregory Sheller
Gregory Sheller
Chief Executive Officer
Dated: February 16, 2016